UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEDIZONE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED AUGUST 19, 2016
TO THE PROXY STATEMENT OF MEDIZONE INTERNATIONAL, INC.
DATED AUGUST 5, 2016,
POSTPONING THE MEETING OF SHAREHOLDERS
ORIGINALLY SCHEDULED TO BE HELD SEPTEMBER 15, 2016

August 19, 2016

Medizone International, Inc. announced today that the Board of Directors of the Company has determined that it is necessary to postpone the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting"), previously scheduled to be held at 11 a.m. on September 15, 2016.

The Board has established December 15, 2016 as the new date for the Annual Meeting, and established September 30, 2016 as the record date for stockholders entitled to notice of and to vote at the meeting.

The decision to postpone the Annual Meeting follows receipt by the Company of certain stockholder requests to include additional proposals for vote at the meeting.  The stockholder proposals were received by the Company after the filing of the Company's preliminary proxy materials with the US Securities and Exchange Commission (the "SEC"), and just prior to the mailing of the Company's Notice of the Annual Meeting for September 15, 2016.

Pursuant to regulations of the SEC, the Company is corresponding with the stockholder proponents, and with the SEC, regarding the proposals, including with respect to issues of legality of the proposals and the Company's alternatives for inclusion, exclusion, or revision of the proposals.  In light of the proposals received, the postponement of the Annual Meeting is necessary to ensure the Company can meet applicable meeting notice deadlines and allow the Board and the proponents adequate time to evaluate the proposals and correspond with the SEC.  While the Company considers the delay caused by the stockholder proposal issues unfortunate, the Company expects to be in a position to file, and mail or post to the internet, updated proxy materials for the benefit of all Company stockholders, as required, for the December 15, 2016 meeting date.

In light of federal regulations requiring that any stockholder proposals be received by the Company a reasonable time before the Company begins to print and send it proxy materials, the Board of Directors has set the date of September 15, 2016 as the deadline for submitting a stockholder proposal for the annual meeting to be held on December 15, 2016.

Inasmuch as the postponement of the date of the annual meeting requires the establishment of a new record date to determine stockholders entitled to notice of and to vote at the December 15, 2016 annual meeting, any proxies voted by or already received from stockholders relating to the Company's original proxy card in connection with the September 15, 2016 meeting date will be disregarded by the Company and will not be tabulated as votes on any proposals in connection with the postponed meeting.  New proxy materials and related proxy cards will be furnished by the Company to all stockholders for voting in connection with the December 15, 2016 meeting.

This Supplement to the Proxy Statement is first being released to the stockholders on or about August 19, 2016.

By order of the Board of Directors

/s/ Boyd G. Evans
Boyd G. Evans, Chief Financial Officer
August 19, 2016